PROMISSORY NOTE


$600,000                                                           July 27, 2005

FOR VALUE RECEIVED, the undersigned, Mobot, Inc., a Delaware corporation (the "Company"), promises to pay NeoMedia Technologies, Inc., a Delaware corporation (the "Lender" and together with the Company, the "Parties" and each a "Party"), at 2201 Second Street, Suite 402, Fort Myers, Florida 33901 or at another address as the Lender shall specify in writing, the principal sum of Six Hundred Thousand Dollars ($600,000.00) plus interest at the annual rate of six percent (6%) of the unpaid balance pursuant to the following terms:

      Contemporaneously with the execution and delivery of this Note, the Parties are entering into a Letter of Intent ("LOI") whereby the Parties agree that within ninety (90) days following the execution of the LOI the Parties shall execute a mutually agreeable, definitive agreement whereby the Lender shall acquire all of the outstanding shares of stock of the Company (the "Definitive Purchase Agreement").

      1. Maturity. The face amount of this Promissory Note (the "Note") plus any and all interest accrued hereon shall be forgiven on the date of execution of the Definitive Purchase Agreement (the "Closing"). In the event that the Company terminates merger discussions with the Lender, by providing written notice of such termination, then the Note plus any and all interest accrued hereon shall become due and payable within ninety (90) days of such written notice. In the event of such termination, if payment of the Note plus any and all interest accrued is not made within ninety (90) days of such notice, then Lender shall have the right to convert the Note into Conversion Shares (as defined below) in accordance with Section 7 herein.

      2. Methods of Payment. This Note may be voluntarily prepaid, without penalty or premium, in whole or in part, at any time and from time to time. Any prepayment must include all accrued interest on the principal being paid through the date of prepayment.

      3. Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

      4. Costs, Indemnities and Expenses. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

      5. Events of Default. Upon an Event of Default (as defined below), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, and the Lender shall be entitled to seek and institute any and all remedies available to it. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make payment of the outstanding principal balance plus accrued interest pursuant to this Note within the time prescribed herein or the Company fails to satisfy any other obligation or requirement of the Company under this Note; or (ii) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, not disclosed to the Lender, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the Company or for all or any part of its property.

      6. Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by the laws of the State of Florida. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender's receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

7. Right of Conversion.

      (a) If the Company provides the Lender notice of its intent not to consummate the Definitive Purchase Agreement, and the Note is not paid in full within ninety (90) days of such notice, then the Lender shall have the right, at its sole discretion, to convert any amounts due under this Note, including any remaining principal balance of the Note and any accrued and unpaid interest, into fully-paid and non-assessable shares of the Company's common stock ("Common Stock"). The number of shares to be issued to Lender shall be based on a fully-diluted valuation of the --------------- Company equal to ten million dollars ($10,000,000) (the "Conversion Shares"). No fractional shares of Common Stock ------------------ or scrip representing fractional shares shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of this Note, the Company shall pay to the Lender a cash adjustment in respect of such fraction.


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

      (b) In order to exercise the conversion right set forth in Section 7(a) above the Lender shall surrender the original Note representing the debt obligation being converted to the Company at its principal office and shall give written notice to the Company at the office stating that the Lender elects to convert the Note in accordance with the notice provisions of Section 16 below. The date when such written notice is received by the Company, together with the original Note representing the debt obligation being converted and all other instruments required by the Company shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the Lender a certificate or certificates for the Conversion Shares. Such conversion shall be deemed to have been effective on the Conversion Date and the Lender shall be deemed to have become the holder of record of the Conversion Shares at such time.

      (c) In the event the Lender obtains the Conversion Shares, then the Lender agrees to give the Company its voting proxy except in those instances where the Lender feels it is fiduciarily not in the best interests of the Lender's shareholders

      (d) The Company may, after a period of one (1) year from the Conversion Date, or upon the closing of a merger, whichever occurs first, have the right to re-purchase the Conversion Shares from Lender. The re-purchase price will be the last sale price of the Company's stock or, in the case of an acquisition, the purchase price paid by the new buyer, whichever is greater. In no event will the re-purchase price be lower than the per-share valuation assigned to the Conversion Shares on the Conversion Date.

      8. Additional Funding. If, for any reason, Lender is unable to conclude its due diligence and sign the Definitive Purchase Agreement within sixty (60) days from the signing of the LOI, the Lender will, at the Company's request, on the next business day following the 60th day from the signing of the LOI, advance an additional $200,000 bridge loan, at a 6% annualized interest, to the Company. If the Lender is unable to complete its due diligence and sign the Definitive Purchase Agreement within ninety (90) days from the signing of the LOI, then the Lender will, at the Company's request, on the next business day following the 90th day from the signing of the LOI, advance an additional two hundred thousand dollars ($200,000) bridge loan, at a 6% annualized interest, to the Company. The terms for repayment of one or both of the additional loan amounts plus interest will be in accordance with Section 1 hereof.

      9. Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the face amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

      10. Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.


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

      11. Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

      12. Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

      13. Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

      14. No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

      15. Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

      16. Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:                  Mobot, Inc.
                                    The Manhatten Building
                                    49 Waltham St.
                                    Lexington, MA
                                    02421-5411
                                    Attention:     Russell Gocht
                                    ---------
                                    Telephone:   (617)
                                    Facsimilie:   (617)

If to the Lender:                   Neomedia Technologies Inc.
                                    2201 2nd Floor - Suite 600
                                    Fort Myers, FL  33901
                                    Attention:        Charles T. Jensen
                                    ---------
                                    Telephone:        (239) 337-3434
                                    Facsimile:        (239) 337-3668


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

With a copy to:                     Kirkpatrick & Lockhart Nicholson Graham LLP
                                    201 South Biscayne Blvd. - Suite 2000
                                    Miami, FL 33131-2399
                                    Attention:        Clayton E. Parker, Esq.
                                    ---------
                                    Telephone:        (305) 539-3300
                                    Facsimile:        (305) 358-7095

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.

      17. Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender's remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

      18. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. The Parties hereto
(i) agreee than any legal suit, action or proceeding arising out of or relating to this Note shall be instituted only in a Federal or state court in Miami-Dade County, Florida, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the assertion that such venue is an incovenient forum and (iii) irrevocably submit to the jurisdiction of such Federal or state court in Miami-Dade County, Florida in any such suit, action or proceeding. The Parties hereto agreee that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Note shall constitute personal service thereof.


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

      19. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

      20. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

      21. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

      22. Entire Agreement. This Note (including the recitals hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.



                           [Signature Page to Follow]


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

IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.

                              MOBOT, INC.

                              By:/s/ Russell Gocht
                              --------------------
                              Name:  Russell Gocht
                              Title: Chief Executive Officer


Agreed and accepted:

NEOMEDIA TECHNOLOGIES, INC.


By:   /s/ Charles T. Jensen
      ---------------------
Name:     Charles T. Jensen
Title:    Chief Executive Officer


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